SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2011

DEARBORN BANCORP, INC.

(Exact name of registrant as specified in its charter)

000-24478	38-3073622
(Commission File No.)	(IRS Employer Identification No.)

1360 Porter Street, Dearborn, MI	48124
(Address of Principal Executive Offices)	(Zip Code)

(313) 565-5700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 8, 2011, Fidelity Bank (“Bank”), a wholly-owned subsidiary of Dearborn Bancorp, Inc. (“Company”), received a Supervisory Prompt Corrective Action Directive (“Directive”) from the Federal Deposit Insurance Corporation (“FDIC”), dated September 7, 2011, due to the Bank’s “significantly undercapitalized” status under regulatory capital guidelines. The Directive became public on October 28, 2011 subject to the FDIC release of September 2011 Enforcement Actions.

The Directive requires that within 45 days of the effective date of the Directive, or October 22, 2011, the Bank must (1) increase the volume of capital to a level sufficient to restore the Bank to an “adequately capitalized” category under regulatory capital guidelines and/or (2) accept an offer to be acquired by a depository institution holding company or combine with another insured depository institution.

The Bank has revised and submitted a new capital restoration plan to the FDIC on September 23, 2011. The Bank continues to act upon strategic alternatives to raise capital and restructure its balance sheet to satisfy this requirement of the Directive. However, while we are confident in our operations, given the number of other institutions seeking equity for similar reasons in the current market, there are no assurances that we will be able to complete any such transaction within the time period required or upon favorable terms.

The foregoing description is only a summary of the material items of the Directive and is qualified in its entirety by reference to the full text of the Directive, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference. On October 28, 2011, the FDIC has made a copy of the Directive available on the FDIC’s website at www.fdic.gov . The contents of the FDIC website are not incorporated by reference into this filing.

Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	FDIC Supervisory Prompt Corrective Action Directive, dated September 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dearborn Bancorp, Inc.

(Registrant)

/s/ Jeffrey L. Karafa

Jeffrey L. Karafa

Treasurer and Chief Financial Officer

Date: October 28, 2011